Exhibit (2)(b)

SKYBRIDGE G II FUND

AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws are made and adopted pursuant to Section 2.5(d) of the Declaration of Trust governing SkyBridge G II Fund dated as of March 24, 2025, as from time to time amended.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of SkyBridge G II Fund (the “Company”) in the State of Maryland shall be located at such place as the board of trustees (the “Board of Trustees” or the “Board”) may designate.

Section 2. ADDITIONAL OFFICES. The Company may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the place as the Board of Trustees shall determine and stated in the notice of the meeting. Any meeting of shareholders may also be held exclusively by means of remote communication as set forth in Section 11 of this Article II.

Section 2. MEETINGS.

(a) General. There shall be no requirement to hold an annual meeting of the shareholders in any year. Meetings of shareholders may be called by the Board of Trustees. Subject to subsection (b) of this Section 2, a meeting of shareholders may also be called by the Board of Trustees or the secretary of the Company to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Meeting Percentage”). Meetings of shareholders may be held at such time, date and place as the Board of Trustees shall determine.

(b) Shareholder-Requested Meetings. (1) Any shareholder of record seeking to have shareholders request a meeting shall, by sending written notice to the secretary of the Company (the “Record Date Request Notice”) by registered or certified mail, return receipt requested, commercial courier service, or telecopier (receipt confirmed), request the Board of Trustees to fix a record date to determine the shareholders entitled to request a meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary of the Company.

(2) In order for any shareholder to request a meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a meeting (collectively, the “Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Meeting Percentage shall be delivered to the secretary of the Company. In addition, the Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary of the Company), (b) bear the date of signature of each such shareholder (or such agent) signing the Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books and records, of each shareholder signing such request (or on whose behalf the Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Company which are owned (beneficially or of record) by each such shareholder and (iii) the nominee holder for, and number of, shares of beneficial interest of the Company owned beneficially but not of record by such shareholder, (d) be sent to the secretary of the Company by registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and (e) be received by the secretary of the Company within sixty days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Meeting Request) may revoke his, her or its request for a meeting at any time by written revocation delivered to the secretary of the Company.

(3) The secretary of the Company shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The secretary of the Company shall not be required to call a meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the secretary of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any meeting called by the secretary of the Company upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Meeting Request is actually received by the secretary of the Company (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 2(b).

(5) If written revocations of the Meeting Request have been delivered to the secretary of the Company and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Meeting Percentage have delivered, and not revoked, requests for a meeting on the matter to the secretary of the Company: (i) if the notice of meeting has not already been delivered, the secretary of the Company shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary of the Company first sends to all requesting shareholders who have not revoked requests for a meeting on the matter written notice of any revocation of a request for the meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chair of the Board to adjourn the meeting without action on the matter, (A) the secretary of the Company may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the Board may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a meeting received after a revocation by the secretary of the Company of a notice of a meeting shall be considered a request for a new meeting.

(6) The chair of the Board, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Meeting Request received by the secretary of the Company. For the purpose of permitting the inspectors to perform such review, no such purported Meeting Request shall be deemed to have been received by the secretary of the Company until the earlier of (i) five Business Days after actual receipt by the secretary of the Company of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary of the Company represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action subject, to Article X Section 4 of these Bylaws.

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3. RESERVED.

Section 4. NOTICE. Not less than ten nor more than ninety days before each meeting of shareholders, the secretary of the Company shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, through a public filing with the Securities and Exchange Commission (the “SEC”) or by regular mail, registered or certified mail return receipt requested, commercial courier service, telecopier (receipt confirmed) or hand delivery. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. If through a public filing with the SEC, such notice shall be deemed to be given when it appears on the SEC’s EDGAR database. The Company may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

No business shall be transacted at a meeting of shareholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 11(b)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees or, in the absence of such appointment or appointed individual, by the chair of the Board or, in the case of a vacancy in the office or absence of the chair of the Board, by one of the following individuals present at the meeting in the following order: the chief executive officer, the president, the secretary of the Company, chief compliance officer and the treasurer. The secretary of the Company or, in the case of a vacancy in the office or absence of the secretary of the Company, an individual appointed by the Board of Trustees or the chair of the Board shall act as secretary of the Company. In the event that the secretary of the Company presides at a meeting of shareholders, an individual appointed by the Board of Trustees or the chair of the Board, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair of the meeting and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Company, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6. QUORUM. Except as otherwise set forth in the Declaration of Trust or a resolution of the Board of Trustees, or as required by any provision of these Bylaws or the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”), at any meeting of shareholders, the presence in person or by proxy of the holders of shares of beneficial interest of the Company entitled to cast one-third of all the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the shareholders; provided, that with respect to any such matter that, under applicable statutes or regulatory requirements or the Declaration of Trust, requires approval by a separate vote of the holders of one or more classes of shares of beneficial interest, in which case the presence in person or by proxy of the holders of shares of beneficial interest entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum, except as otherwise set forth in the Declaration of Trust or a resolution of the Board of Trustees, or as required by any provision of these Bylaws or the Investment Company Act. This section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.

If such quorum is not established at any meeting of the shareholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the originally convened meeting or (b) provided at a future time through means announced at the originally convened meeting.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share entitles the holder thereof to vote for as many individuals as there are Trustees to be elected and for whose election the holder is entitled to vote. All other actions of shareholders taken at a meeting shall require the affirmative vote of Shareholders holding a majority of the total number of votes eligible to be cast by those shareholders who are present in person or by proxy at such meeting. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast that number of votes attaching to such share in accord with Section 6.1(b)(7) of the Declaration of Trust as of the record date for such meeting. Voting on any question or in any election may be viva voce unless the chair of the Board shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A holder of record of shares of beneficial interest of the Company may cast votes in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized agent. Such proxy or evidence of authorization of such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES OF BENEFICIAL INTEREST BY CERTAIN HOLDERS. Shares of beneficial interest of the Company registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares of beneficial interest pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares of beneficial interest. Any trustee or fiduciary, in such capacity, may vote shares of beneficial interest registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of beneficial interest of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or appropriate. On receipt by the secretary of the Company of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board of Trustees or the chair of the Board may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the Board, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the Board, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a) Meetings of Shareholders. (1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Except as contemplated by and in accordance with the next two sentences of this Section 11(a), no shareholder may nominate an individual for election to the Board of Trustees. Nominations of individuals for election to the Board of Trustees may be made at a meeting of shareholders at which Trustees are to be elected only (1) by or at the direction of the Board of Trustees or (2) provided that the meeting has been called in accordance with Section 2 of this Article II for the purpose of electing Trustees, by any shareholder of the Company who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the meeting, at the time of the giving of the notice provided for in this Section 11 and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Company calls a meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Company’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (2) and (3) of this Section 11(a), is delivered to the secretary of the Company at the principal executive office of the Company not earlier than the 120th day prior to such meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(2) Such shareholder’s notice shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”) and any person who has a Disclosable Relationship1 with such Proposed Nominee (each, a “Shareholder Associated Person”):

(A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(B) the principal occupation or employment of such Proposed Nominee during the past five years;

(C) other directorships, trusteeships or comparable positions held during the past five years;

(D) such person’s written consent to being named as a nominee and to serving as a Trustee if elected;

(E) a representation as to whether such Proposed Nominee is an “interested person” of the Company, as defined in the Investment Company Act, and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any authorized officer of the Company, to make such determination;

(F) a representation as to whether such Proposed Nominee meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which shares are listed, Rule 10A-3 under the Exchange Act, Article 2-01 of Regulation S- X under the Exchange Act (17 C.F.R. § 210.2-01) (with respect to the Company’s independent registered public accounting firm) and any other criteria established by the Investment Company Act related to service as a director/trustee of a management investment company or the permitted composition of the board of directors/trustees of a management investment company, together with information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof, to examine such representation;

(G) a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee or any Shareholder Associated Person of such Proposed Nominee and the nominating shareholder or any Shareholder Associated Person of such nominating shareholder related to such nomination, including with respect to the voting of any matters to come before the Board of Trustees or any anticipated benefit therefrom to the Proposed Nominee of any Shareholder Associated Person of such Proposed Nominee;

(H) a representation that the Proposed Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Trustee that has not been disclosed to the Company;

[1]

A “Disclosable Relationship” with respect to another person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding (whether written or oral) or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Company or shares, (B) the beneficial ownership of securities of any person known by such person to beneficially own shares and of which such person knows such other person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other person, (D) being an immediate family member of such other person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person of which such other person that, directly or indirectly, owns, controls, or holds with the power to vote 5% or more of the outstanding shares of the Company, officer, director, trustee, general partner, manager, managing member or employee or (F) directly or indirectly through one or more intermediate entities, controlling, being controlled by or being under common control with such other person.

(ii) as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(A) the class, series and number of all shares of beneficial interest or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares of beneficial interest or other security) in any Company Securities of any such person;

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(C) a representation whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Company or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iii) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clause (ii) of this paragraph (2) of this Section 11(a) and any Proposed Nominee:

(A) the name and address of such shareholder, as they appear on the Company’s share ledger, and the current name and address, if different, of each such Shareholder Associated Person and any Proposed Nominee; and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(iv) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder’s notice.

(3) Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (A) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Trustee that has not been disclosed to the Company and (B) will serve as a Trustee if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded).

(b) General. (1) If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Company or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, and (ii) a written update of any information (including, if requested by the Company, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chair of the Board shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Company to omit a proposal from, any proxy statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the Board, if the shareholder(s) giving notice as provided for in this Section 11 or Section 2 do not appear in person or by proxy at such meeting to present each nominee for election as a Trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. VIRTUAL MEETINGS. Notwithstanding anything to the contrary in these Bylaws, the Board of Trustees or an authorized officer of the Company may determine at any time, including, without limitation, after the calling of any meeting of shareholders, that any meeting of shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to shareholders that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication not prohibited by law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting. Subject to any guidelines or procedures that the Board of Trustees may adopt, any meeting at which shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:

(i) The Company shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder;

(ii) The Company shall implement reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(iii) In the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Company.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of the Board of Trustees.

Section 2. QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, provided, that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further, that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a specified group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.

Section 3. VOTING. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 4. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of beneficial interest have been deposited.

Section 5. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 6. RELIANCE. Each Trustee and officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 7. RATIFICATION. The Board of Trustees or the shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Company or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 8. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 8 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

Section 9. INTERESTED TRUSTEE TRANSACTIONS. The procedures and presumptions set forth in Section 2-419 of the Maryland General Corporation Law shall be available for and apply to any contract or other transaction between the Company and any of its Trustees or between the Company and any other trust, corporation, firm or other legal entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members a Nominating and Compensation Committee, an Audit Committee and a Valuation Committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

Section 2. POWERS. The Board of Trustees may delegate to any committee appointed under Section 1 of this Article any of the powers of the Board of Trustees, except as prohibited by law. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more Trustees, as the committee deems appropriate in its sole discretion.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees, or in the absence of such designation, the applicable committee, may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 4 does not apply to any action of the Trustees pursuant to the Investment Company Act that requires the vote of the Trustees to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee; provided however, this Section 5 does not apply to any action of the Trustees pursuant to the Investment Company Act that requires the vote of the Trustees to be cast in person at a meeting.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Trustees, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Company shall include a president, a secretary and a treasurer and may include a chair of the Board, a chief executive officer, one or more vice presidents, and a chief compliance officer. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Company, including any officers elected to fill a vacancy among the officers, shall be elected by the Board of Trustees, except that the chief executive officer or the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or any other officers. Each officer shall serve for the term specified by the Board of Trustees or appointing officer or, if no such term is specified, serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent. As of the date hereof, the Officers of the Company are:

Raymond Nolte	President

Christopher Hutt	Vice President

A. Marie Noble	Chief Compliance Officer

Robert J. Phillips	Treasurer and Principal Financial Officer

Minna Urrey	Secretary

For the avoidance of doubt, the resignation or removal of any such officer does not require an amendment to these Bylaws.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by the Board of Trustees, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by delivering his or her resignation to the Board of Trustees, the chair of the Board, the chief executive officer, the president or the secretary of the Company. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees.

Section 4. COMPENSATION. Except as otherwise determined by the Board of Trustees, officers shall not receive any stated salary or other compensation for their services as officers.

Section 5. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the chair of the board shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Trustees, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 6. CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 7. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 8. CHIEF COMPLIANCE OFFICER. The Board of Trustees may designate a chief compliance officer to the extent required by, and consistent with the requirements of the Investment Company Act. The chief compliance officer, subject to the discretion of and reporting to the Board of Trustees, shall be responsible for the oversight of the Company’s compliance with the federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board of Trustees, including a majority of the Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company. The chief compliance officer shall have the responsibilities and duties as set forth by the Board of Trustees from time to time.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Company; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees.

Section 12. TREASURER. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Company.

The treasurer shall disburse the funds of the Company as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Trustees.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Trustees or any manager of the Company approved by the Board of Trustees and acting within the scope of its authority pursuant to a management or advisory agreement with the Company may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Trustees or a manager or adviser acting within the scope of its authority pursuant to a management or advisory agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Trustees or such a manager or adviser.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Trustees.

Section 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company as the Board of Trustees, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SEAL

Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its formation and the words “Formed Maryland” or shall be in such other form as may be approved by the Board of Trustees. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or the United States District Court for the District of Maryland, Northern Division (in each case, to the extent there is subject matter jurisdiction in such court for the claims asserted), shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Company,

(c) any action asserting a claim of breach of any duty owed by any Trustee, officer, employee or agent of the Company to the Company or to the Shareholders of the Company, (d) any action asserting a claim against the Company or any Trustee, officer, employee or other agent of the Company arising pursuant to any provision of the Maryland Statutory Company Act or the Declaration of Trust or these Bylaws or federal law, including the Investment Company Act, (e) any other action asserting a claim against the Company or any Trustee, officer, employee or other agent of the Company that is governed by the internal affairs doctrine, or (f) any action brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce or invalidate any provision of, or based on any matter arising out of, or in connection with, the Declaration or these Bylaws, any series of shares of beneficial interests of the Company or any shares of beneficial interests of the Company, including any claim of any nature against the Company, or any Trustee, officer, employee or agent of the Company. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Company consents in writing to such court. This Article VIII shall not abrogate or supersede any other provision of these Bylaws which may require the resolution of such disputes by arbitration.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 1. Adoption, Amendment and Repeal of Bylaws. In accordance with Section 2.5 of the Declaration of Trust, the Board of Trustees shall have the exclusive power to adopt, amend or repeal any provision of these Bylaws and to make new Bylaws at any time. Action by the Trustees with respect to these Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration of Trust, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration of Trust.

Section 2. Provisions in Conflict with Law or Regulation.

(a) The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law or with other applicable binding laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

(c) If and to the extent that any provision of these Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE X

MISCELLANEOUS

Section 1. References to Declaration of Trust. All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 2. Ambiguity. In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 3. Control Share Acquisition Act. Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 4. Procedures for Arbitration of Disputes.

(a) All disputes arising out of or in connection with these Bylaws or the Declaration of Trust shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators. The Procedures for Large, Complex Commercial Disputes contained in the Commercial Arbitration Rules of the AAA shall not apply. The Claimant(s) shall nominate one arbitrator in the Demand for Arbitration. The Respondent(s) shall nominate one arbitrator in the Answering Statement. The two party-nominated arbitrators shall then have 14 days to agree, in consultation with the parties to the arbitration, upon the nomination of a third arbitrator to act as the chairperson of the tribunal, barring which the AAA shall select the third arbitrator (or any arbitrator that Claimant(s) or Respondent(s) shall fail to nominate in accordance with the foregoing). The seat, or legal place, of arbitration shall be Baltimore, Maryland. The language of the arbitration shall be English. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The law governing this arbitration agreement shall be the laws of the State of Maryland.

(b) Each party will, upon the written request of another party, promptly provide the other parties with documents directly relevant to the issues raised by any claim, defense or counterclaim. Any dispute regarding discovery shall be determined by the chairperson of the tribunal, which determination shall be conclusive. All discovery shall be completed within 45 days following the appointment of the arbitrators. There shall be no depositions of witnesses. The tribunal shall not order any discovery other than what is provided for in this sub-clause.

(c) The arbitrators shall not be required to render a reasoned award.

(d) The arbitrators shall award to the prevailing party (or parties) its (or their) reasonable costs and expenses (including attorneys’ fees) to be paid by the non-prevailing party (or parties).

(e) This Article X.4 is intended to benefit and be enforceable by the shareholders, Trustees, officers, manager, agents or employees of the Company and shall be binding on the shareholders of the Company and the Company, as applicable.

Section 5. Fixing of Record Date. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this Section 5, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.